COLLATERAL AGREEMENT

THIS COLLATERAL AGREEMENT ("Agreement") is made as of this 1st day of July, 2012, by and between Q Lotus, Inc., a Nevada corporation ("Assignor"), and U.S. Bank National Association, a national banking association ("U.S. Bank"), as collateral agent (in such capacity, "Collateral Agent").

RECITALS

WHEREAS, Q Lotus Holdings, Inc., a Nevada corporation ("Issuer") has entered into a certain Trust Indenture dated as of July 1, 2012 (as amended and in effect from time to time, the "Indenture"), with U.S. Bank, as Indenture Trustee, pursuant to which the holders of the Issuer's secured promissory notes delivered by Issuer in the aggregate principal amount of $3,000,000,000 (the "Notes"), all as more particularly set forth in the Indenture (capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture);

WHEREAS, Assignor is a wholly-owned subsidiary of the Issuer;

WHEREAS, Assignor owns certain silica mining claims (each, a "Claim") as more particularly set forth on **Exhibit A** attached hereto and made a part hereof; and

WHEREAS, Assignor is entitled to the proceeds, accessions, derivatives and profits derived from the Claims;

WHEREAS, it is a condition precedent to the issuance of Notes under the Indenture that the Assignor execute and deliver to the Indenture Trustee a collateral security agreement in substantially the form hereof; and

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. **Security Interest**. This Agreement is for collateral purposes. As security for the payment of the Notes, Assignor hereby grants to the Collateral Agent a first lien security interest, hereinafter referred to as "the Security Interest", in any and all income, profits, commissions, economic interest, accessions, derivatives and proceeds due Assignor, directly or indirectly, pursuant to its interest in the Claims, including without limitation, all accounts receivable, good will, work in process, and all presently existing and future proceeds and products of, accessions to, and security for all of the above-described properties. The security interest includes, but is not limited to, all proceeds

from sales, conveyances or other dispositions or realizations of any kind resulting from Assignor's interest in the Claims or any interest held therein (collectively, the "Collateral"). The Assignor agrees to take such steps, execute such agreements and otherwise perform such acts as to ensure that the Security Interest created hereby shall take priority over all other claims or interests of third parties.

2. **Affirmative Covenants**. Except as otherwise provided in this Agreement, Assignor covenants and agrees that it is the owner of the Collateral free and clear of all liens and grants the security interest herein in consideration of extension of the above loan by Assignor. Pending payment in full of the Notes and the performance of all of its obligations to Lender under this Agreement, Assignor shall:

(a) Take all actions necessary in order to perfect and to protect and maintain the liens and the Security Interest granted pursuant to this Agreement, including but not limited to, executing (if necessary), delivering and causing the filing in the proper office of a Financing Statement on Form UCC-1 (the "Financing Statement") concurrent with the execution of this Agreement, amending any filings to reflect the true ownership of the property against which such filings were made and execute (if necessary) and file or cause to be filed from time to time, such other financing statements, assignments, security agreements, mortgages and other instruments necessary in order to perfect and to keep perfected such liens and security interests of Collateral Agent in the Collateral;

(b) Pay all costs of filing this Agreement, the Financing Statement or any other financing or termination statement with respect to the Collateral, and appoints the Collateral Agent as Assignor's attorney-in-fact to do whatever is necessary or whatever the Collateral Agent, the Indenture Trustee or the Noteholders may direct in order to perfect or continue perfected the Collateral Agent's security interest in the Collateral.

(c) Promptly give notice to the Collateral Agent and the Indenture Trustee in writing of all material litigation or proceedings instituted before any court or governmental or regulatory agency, whether against Assignor or any of its Affiliates or affecting any of same or any of their assets;

(d) Defend the Collateral against any and all claims of any Person adverse to the claims of Collateral Agent;

(e) Keep the Collateral free from any lien, security interest, encumbrance, or other right, title or interest of any Person except as otherwise provided for in this Agreement;

(f) Permit the Collateral Agent, the Indenture Trustee or the designees of such persons to inspect the Collateral and all statements with respect to the Collateral and any of the books and records of the Assignor, including corporate income tax returns, at any reasonable time;

(g) Pay all taxes and assessments on the Collateral or the income earned on the Collateral; and

(h) Be bound by and comply with all the terms, restrictions and conditions of the Indenture and to make any and all payments as specified in the Indenture.

3. **Warranties**. No representation or statements have been made by Collateral Agent or the Indenture Trustee concerning the collateral except as stated in this Agreement, and there are no express or implied warranties of merchantability, fitness for a particular purpose, or otherwise, which arise apart from this writing.

4. **Negative Covenants**. Assignor covenants and agrees that pending payment in full of the Notes and the performance of all of its obligations to the Collateral Agent under this Agreement and except as otherwise provided for in this Agreement, Assignor shall not do any of the following without the prior written consent of Lender:

(a) Sell, lease, convey, impair, withdraw or otherwise dispose of the Collateral except to make the payments required under the Notes;

(b) Mortgage, pledge, encumber, assign or otherwise transfer any interest, in whole or in part, in the Collateral, or withdraw or transfer any money, securities or other funds from the Collateral except (i) in payment of any amount due under the Notes or (ii) for liens and security interests in favor of the Collateral Agent;

(c) Become liable upon obligations of any Person by assumption, endorsement or guaranty thereof; or

(d) Make advances, loans and extensions of credit to any Person except those made in the ordinary course of its business as currently conducted.

The Assignor acknowledges and agrees that the Collateral Agent shall not be required to give any consent or waiver unless the Indenture Trustee has given the Collateral Agent notice in writing that such consent or waiver has been approved by a majority of the holders (by principal balance) of the Notes (or such higher percentage as may be required by the Indenture).

5. **Events of Default**. The following shall constitute "Collateral Agreement Events of Default" with respect to Assignor hereunder:

(a) An Event of Default under the Indenture;

(b) The failure to perform any term, covenant, condition or agreement contained in this Agreement and the same is not cured within thirty (30) days after written demand thereof by the Collateral Agent or the Indenture Trustee;

(c) Any misrepresentation made by Assignor in this Agreement or in any document executed or furnished by Assignor to the Collateral Agent or the Indenture Trustee;

(d) The creation of any encumbrance upon the Collateral except as specifically provided herein, or the making of any levy, judicial seizure or attachment of any part or all of the Collateral; and

(e) Any transfer, pledge or assignment of the Collateral by the Assignor, except as specifically provided in this Agreement.

6. **Rights of Lender**. Upon the occurrence of any Event of Default under the Indenture:

(a) the Collateral Agent shall, at the direction of the Indenture Trustee (at the direction of the requisite Noteholders), take any action or seek any remedy as provided in the Indenture or this Agreement;

(b) Collateral Agent shall have, and may exercise, each and every right and remedy granted it for an Event of Default or a Collateral Agreement Event of Default, together with any right or remedy granted under the Uniform Commercial Code or any other applicable law to a secured party upon default. In connection with the exercise of such rights and remedies, the Collateral Agent may incur reasonable attorneys' fees and legal expenses, and such fees and expenses shall be deemed to be part of Lender's cost of retaking, holding, preparing for sale and the like and shall become part of Assignor's obligation to Lender. Assignor expressly waives any presentment, demand, protest, or other notice of protest or notice of any kind except as expressly provided herein. Assignor shall make the Collateral available to the Collateral Agent, the Indenture Trustee or any designees of such Persons, at Collateral Agent's request, at a place to be designated by the Collateral Agent, the Indenture Trustee or any designees of such Persons which is reasonably convenient to both parties;

(c) The Collateral Agent may (but is under no obligation to do so) take possession of the Collateral and sell, lease or otherwise dispose of the Collateral in whole or in part, in accordance with the procedures set forth in Article VIII of the Indenture with respect to foreclosure on the Trust Estate;

(d) All rights and remedies of the Collateral Agent provided for in this Agreement shall be cumulative, and the exercise of any one or more of them shall not preclude the exercise of others. The Collateral Agent may exercise its rights hereunder with respect to the Collateral without regard to other security or other sources of reimbursement or repayment of the Notes;

(e) Notice of any sale, lease, other disposition or other intended action by the Collateral Agent shall be deemed reasonable if it is in writing and deposited in the United States mail ten (10) days in advance of the intended disposition or other intended action, first class postage prepaid and addressed to Assignor at the address indicated herein; and

(f) The net proceeds or the value of any Collateral collected by virtue of the exercise of any of the remedies herein shall be delivered to the Indenture Trustee to be applied as set forth in Article VIII of the Trust Indenture.

7. **Miscellaneous**.

(a) This Agreement, the Indenture, the Notes and related documents delivered to the Collateral Agent or the Indenture Trustee pursuant hereto and the Trust Indenture constitute the entire understanding between the parties with respect to the subject matter hereof and may not be modified, changed, amended, terminated or abandoned except by written agreement executed by the parties hereto.

(b) To the extent the Collateral Agent receives any payment or amount by or on behalf of Assignor, which payment or amount, or any part thereof, is substantially invalidated, declared fraudulent or preferential, set aside and/or required to be repaid to Assignor, its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated and included within the liabilities as of the date such initial payment, reduction, satisfaction occurred and same shall be secured by the Collateral of Assignor in which the Collateral Agent has been granted its Security Interest.

(c) This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York.

(d) No delay or failure on the part of the Collateral Agent in exercising any right, privilege or option hereunder or under the Trust Indenture or under any other agreement between the Collateral Agent, the Indenture Trustee, the Issuer and/or Assignor shall operate as a waiver of any default specified herein, nor shall any single or partial exercise by the Collateral Agent of any right, privilege or option preclude any other or further exercise thereof or the exercise of any right, privilege or option. The remedies herein are cumulative and not exclusive of any remedies provided by law. No waiver shall be binding unless in writing and signed by the party against whom such waiver is to be enforced.

(e) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns. The interest of Assignor hereunder may not be assigned, by operation of law or otherwise, without the prior written consent of the Collateral Agent. The Collateral Agent may assign its interest hereunder, and if the party serving as Collateral Agent resigns or is removed as the Indenture Trustee, such Person may resign as Collateral Agent.

(f) All notices required or permitted to be given or furnished under this Agreement to Assignor or the Collateral Agent shall be directed to Assignor or the Collateral Agent as the case may be at the following addresses:

If to Assignor:	Q Lotus, Inc. 520 N Kingsbury St, Unit 1810 Chicago, IL 60654 Attn: Gary Rosenberg
If to the Collateral Agent :	U.S. Bank National Association 1 Federal Street, 3rd Floor Boston, MA 02110 Attn.: Q Lotus Notes

Either party may change its address to which any such notice is to be delivered by furnishing written notice of such change to the other party in compliance with this paragraph.

(g) Assignor will, at any time and from time to time upon written

request of the Collateral Agent or the Indenture Trustee, execute and deliver such further documents, including financing statements, and do such other acts and things as the Collateral Agent or the Indenture Trustee may reasonably request in order to effectuate more fully the purpose of this Agreement, the Trust Indenture and other instruments, documents and agreements which shall be executed in connection with the Trust Indenture.

(h) The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other provision or provisions may be invalid or unenforceable in whole or in part.

(i) Loss, theft or seizure of the Collateral shall not relieve the Assignor from the payment or performance of any obligation or indebtedness secured under the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

ASSIGNOR:

Q Lotus, Inc, a Nevada Corporation

By: [signature]
Name: Gary Rosenberg
Its: President and CEO

COLLATERAL AGENT:
U.S. Bank National Association

By: [signature]
Name: David Duclos
Its: Vice President

<u>**CONSENT**</u>

Q Lotus Holdings, Inc., a Nevada corporation ("Issuer") does hereby consent to the foregoing Agreement described above and agrees that upon notice from the Collateral Agent or the Indenture Trustee that there has been an Event of Default under the Trust Indenture or a Collateral Agreement Event of Default under the Collateral Agreement, Issuer shall direct any and all income, profits, commissions, economic interest and proceeds due Assignor, direct or indirect, accruing to Assignor from the Claims, to Lender.

Q Lotus Holdings, Inc, a Nevada Corporation

By: Gary Rosenberg
Name: Gary Rosenberg
Its: President and CEO

EXHIBIT A
COLLATERAL

Silica Mining Claims

BLM Serial Number	Claim Name	Location		Legal Description				
		County	State	Mer	Twp	Rng	Sec	Sub
ORMC 149 086	RAMEX 4	Jackson County	OR	33	0300S	0020E	034	NW
ORMC 149 087	RAMEX 5	Jackson County	OR	33	0300S	0020E	034	NW
ORMC 149 089	RAMEX 8	Douglas County	OR	33	0300S	0020E	033	NE
ORMC 149 090	RAMEX 9	Douglas County	OR	33	0300S	0020E	033	NE
ORMC 149 091	RAMEX 10	Jackson County	OR	33	0300S	0020E	034	NW
ORMC 149 092	RAMEX 11	Jackson County	OR	33	0300S	0020E	034	NW
ORMC 149 094	RAMEX 14	Douglas County	OR	33	0300S	0020E	033	SE
ORMC 149 095	RAMEX 15	Douglas County	OR	33	0300S	0020E	033	SE
ORMC 149 096	RAMEX 16	Jackson County	OR	33	0300S	0020E	034	SW
ORMC 149 097	RAMEX 17	Jackson County	OR	33	0300S	0020E	034	SW
ORMC 156 974	RAMEX 19	Jackson County	OR	33	0300S	0020E	034	NE NW
ORMC 156 975	RAMEX 20	Jackson County	OR	33	0300S	0020E	034	NE NW
ORMC 156 976	RAMEX 21	Jackson County	OR	33	0300S	0020E	034	NE NW
ORMC 156 977	RAMEX 22	Jackson County	OR	33	0300S	0020E	034	NE NW
ORMC 156 978	RAMEX 23	Jackson County	OR	33	0300S	0020E	034	NE NW SW SE
ORMC 156 979	RAMEX 24	Jackson County	OR	33	0300S	0020E	034	SW SE
ORMC 156 980	RAMEX 25	Jackson County	OR	33	0300S	0020E	034	SW SE
ORMC 156 981	RAMEX 26	Jackson County	OR	33	0300S	0020E	034	SW SE